Exhibit (e)(b)

TRANSAMERICA SERIES TRUST

SCHEDULE I

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Revised December 31, 2015

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Class shares. Transamerica WMC US Growth II VP currently only offers Initial Class shares. Transamerica BlackRock Global Allocation Managed Risk - Balanced VP, Transamerica BlackRock Global Allocation Managed Risk - Growth VP, Transamerica Legg Mason Dynamic Allocation – Balanced VP, Transamerica Legg Mason Dynamic Allocation – Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP, Transamerica American Funds Managed Risk VP and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica AB Dynamic Allocation VP

Transamerica Aegon High Yield Bond VP

Transamerica Aegon Money Market VP

Transamerica Aegon U.S. Government Securities VP

Transamerica American Funds Managed Risk VP

Transamerica Asset Allocation – Conservative VP

Transamerica Asset Allocation – Growth VP

Transamerica Asset Allocation – Moderate VP

Transamerica Asset Allocation - Moderate Growth VP

Transamerica Barrow Hanley Dividend Focused VP

Transamerica BlackRock Global Allocation Managed Risk – Balanced VP

Transamerica BlackRock Global Allocation Managed Risk – Growth VP

Transamerica BlackRock Global Allocation VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Clarion Global Real Estate Securities VP

Transamerica International Moderate Growth VP

Transamerica Janus Balanced VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Legg Mason Dynamic Allocation – Balanced VP

Transamerica Legg Mason Dynamic Allocation – Growth VP

Transamerica Madison Balanced Allocation VP

Transamerica Madison Conservative Allocation VP

Transamerica Madison Diversified Income VP

Transamerica Managed Risk – Balanced ETF VP

Transamerica Managed Risk – Conservative ETF VP

Transamerica Managed Risk – Growth ETF VP

Transamerica Market Participation Strategy VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica Multi-Managed Balanced VP

Transamerica Multi-Manager Alternative Strategies VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica PIMCO Tactical - Balanced VP

Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP

Transamerica PIMCO Total Return VP

Transamerica ProFund UltraBear VP

Transamerica QS Investors Active Asset Allocation - Conservative VP

Transamerica QS Investors Active Asset Allocation - Moderate Growth VP

Transamerica QS Investors Active Asset Allocation - Moderate VP

Transamerica Systematic Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica Torray Concentrated Growth VP

Transamerica TS&W International Equity VP

Transamerica Voya Limited Maturity Bond VP

Transamerica Voya Mid Cap Opportunities VP

Transamerica WMC US Growth VP

Transamerica WMC US Growth II VP